As filed with the Securities and Exchange Commission on February 5, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

PULTEGROUP, INC.*

(Exact Name of Registrant as specified in its Charter)

Michigan	38-2766606
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3350 Peachtree Road NE, Suite 1500
Atlanta, Georgia 30326
(404) 978-6400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd N. Sheldon, Esq.
Executive Vice President, General Counsel and Corporate Secretary

PulteGroup, Inc.
3350 Peachtree Road NE, Suite 1500
Atlanta, Georgia 30326
(404) 978-6400
(Name and Address, including zip code, and telephone number, including area code, of agent for service)

Copy to

Michael P. Heinz, Esq.
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10013
(212) 839-5300

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

*	Information regarding additional registrants is contained in the Table of Additional Registrants on the following page.

TABLE OF ADDITIONAL REGISTRANTS

The following direct and indirect subsidiaries of PulteGroup, Inc. may guarantee the debt securities issued hereunder and are co-registrants under this registration statement. The address and telephone number for each of the co-registrants are c/o PulteGroup, Inc., 3350 Peachtree Road NE, Suite 1500, Atlanta, Georgia 30326, and (404) 978-6400, respectively.

Exact Name of Co-Registrant as Specified in its Charter or other Organizational Document	State of Incorporation or Organization	I.R.S. Employer Identification Number
Centex Homes	Nevada	75-2502012
Centex LLC	Nevada	75-0778259
Del Webb Communities, Inc.	Arizona	86-0530275
Del Webb Corporation	Delaware	86-0077724
DiVosta Homes, L.P.	Delaware	38-3691940
PH Oakwood Trails, LLC	Delaware	87-1753232
PN II, Inc.	Nevada	38-3365528
Pulte Development Corporation	Michigan	38-2774526
Pulte Development New Mexico, Inc.	Michigan	61-1452129
Pulte Diversified Company, LLC	Michigan	38-2766605
Pulte Home Company, LLC	Michigan	38-1545089
Pulte Homes of Indiana, LLC	Indiana	38-3190145
Pulte Homes of Michigan LLC	Michigan	13-4220898
Pulte Homes of Minnesota LLC	Minnesota	20-8014790
Pulte Homes of New England LLC	Michigan	75-3089455
Pulte Homes of New Mexico, Inc.	Michigan	38-3683485
Pulte Homes of NJ, Limited Partnership	Michigan	38-3566768
Pulte Homes of Ohio LLC	Michigan	13-4220906
Pulte Homes of Oregon, Inc.	Michigan	88-3085251
Pulte Homes of PA, Limited Partnership	Michigan	38-3566766
Pulte Homes of Texas, L.P.	Texas	75-2720127
Pulte Homes of Washington, Inc.	Michigan	47-4533095
Pulte Homes Tennessee Limited Partnership	Nevada	38-3412151
Pulte Realty Limited Partnership	Michigan	27-4291485

PROSPECTUS

PulteGroup, Inc.

Senior Debt Securities
Subordinated Debt Securities
Guarantees of the Debt Securities
Common Shares
Preferred Shares
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus.

Our common shares are quoted on the New York Stock Exchange under the trading symbol “PHM”.

We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

•	Maturity	•	Redemption terms	•	Liquidation amount
•	Interest rate	•	Listing on a securities exchange	•	Subsidiary guarantees
•	Sinking fund terms	•	Amount payable at maturity	•	Subordination
•	Currency of payments	•	Conversion or exchange rights	•	Repurchase rights
•	Dividends

Investing in these securities involves certain risks. You should consider the risk factors described or referred to in any accompanying prospectus supplement and any documents incorporated and deemed to be incorporated by reference in this prospectus before investing in these securities. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The date of this prospectus is February 5, 2026

You should rely only on the information contained or incorporated or deemed to be incorporated by reference in this prospectus, in any accompanying prospectus supplement and any related free writing prospectus. We have not authorized any person to provide you with different information. This document may only be used where it is legal to offer or sell these securities. You should only assume that the information in this prospectus, the documents incorporated or deemed to be incorporated by reference herein, any prospectus supplement and any related free writing prospectus is accurate as of the respective dates on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “PulteGroup,” the “Company,” “we,” “our” or “us” means PulteGroup, Inc., a Michigan corporation, and its consolidated subsidiaries.

i

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf’ registration process. Under this shelf registration process, we may, from time to time, offer any combination of the securities described in this prospectus in one or more offerings in an unlimited amount. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. In addition, each prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or any document incorporated or deemed to be incorporated by reference herein, and, accordingly, any statement in this prospectus or in any document incorporated or deemed to be incorporated by reference herein will be deemed modified or superseded to the extent that any statement contained in the accompanying prospectus supplement or any related free writing prospectus modifies or supersedes that statement. Please carefully read this prospectus, the accompanying prospectus supplement and any related free writing prospectus together with the documents incorporated and deemed to be incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information.”

Cautionary Note Concerning Forward-Looking Statements

This prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and related free writing prospectus contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “may,” “can,” “could,” “might,” “should,” “will” and similar expressions identify forward-looking statements, including statements related to any potential impairment charges and the impacts or effects thereof, expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; the impact of any changes to our strategy in responding to the cyclical nature of the industry or deteriorations in industry conditions or downward changes in general economic or other business conditions, including any changes regarding our land positions and the levels of our land spend; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; supply shortages and the cost of labor and building materials; the availability and cost of land and other raw materials used by us in our homebuilding operations; a decline in the value of the land and home inventories we maintain and resulting possible future writedowns of the carrying value of our real estate assets; competition within the industries in which we operate; rapidly changing technological developments, including, but not limited to, the use of artificial intelligence in the homebuilding industry; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities, slow growth initiatives and/or local building moratoria; the availability and cost of insurance covering risks associated with our businesses, including warranty and other legal or regulatory proceedings or claims; damage from improper acts of persons over whom we do not have control or attempts to impose liabilities or obligations of third parties on us; weather-related slowdowns; the impact of climate change and related governmental regulation; adverse capital and credit market conditions, which may affect our access to and cost of capital; the insufficiency of our income tax provisions and tax reserves, including as a result of changing laws or interpretations; the potential that we do not realize our deferred tax assets; our inability to sell mortgages into the secondary market; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans, and related claims against us; risks associated with the implementation of a new enterprise resource planning system; risks related to information technology failures, data security issues, and the effect of cybersecurity incidents and threats; the impact of negative publicity on sales; failure to retain key personnel; the impairment of our intangible assets; disruptions associated with epidemics, pandemics or other serious public health threats (as well as fear of such events), and the measures taken to address them; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. For a further discussion of these and other risks and uncertainties applicable to our businesses and the securities offered hereby, see the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and may be obtained as described under “Where You Can Find More Information,” and in the applicable prospectus supplement and any related free writing prospectus. We undertake no duty to update any forward-looking statement except as required by law, whether as a result of new information, future events or changes in our expectations.

ii

The Company

PulteGroup, Inc. is a Michigan corporation organized in 1956, though we date our founding to 1950, when our founder, Bill Pulte, built our first home. Over our history, we have delivered over 875,000 homes. We are one of the largest homebuilders in the United States, and our common shares are included in the S&P 500 Index and trade on the New York Stock Exchange under the ticker symbol “PHM”. While our subsidiaries engage primarily in the homebuilding business, we also have financial services businesses, which include mortgage banking, title, and insurance agency operations, through Pulte Mortgage LLC and other subsidiaries.

Our executive offices are located at 3350 Peachtree Road NE, Suite 1500, Atlanta, Georgia 30326, and our telephone number is (404) 978-6400. Our website is located at www.pultegroupinc.com. The information on our website is not part of this prospectus.

Risk Factors

Investing in our securities to be offered and sold under this prospectus involves certain risks. Before investing in our securities, you should consider carefully the risks and uncertainties set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and may be obtained as described under “Where You Can Find More Information,” and any risk factors that may be set forth in the applicable accompanying prospectus supplement and any related free writing prospectus, as well as the other information contained in this prospectus, the documents incorporated and deemed to be incorporated by reference herein, the applicable accompanying prospectus supplement and any related free writing prospectus. Each of these risks could have a material adverse effect on our business, results of operations and financial condition and the occurrence of any of these risks might cause you to lose all or part of your investment in our securities. In addition, the information contained in this prospectus, the applicable accompanying prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus include forward-looking statements that involve risks and uncertainties. We refer you to the “Cautionary Note Concerning Forward-Looking Statements” section of this prospectus for information regarding some of the risks and uncertainties inherent in forward-looking statements. Our actual results could differ materially from those expressed in or implied by the forward-looking statements as a result of many factors, including the risks described under the caption “Risk Factors” in the documents referred to above and the risks described elsewhere in this prospectus, any applicable accompanying prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to incorporated by reference in this prospectus.

Securities We May Offer

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities, which we may issue in one or more series and which may include provisions regarding conversion or exchange of the debt securities into our common shares or other securities;

•	guarantees of the debt securities by certain of our subsidiaries;

•	preferred shares, which we may issue in one or more series;

•	depositary shares;

•	common shares;

•	warrants entitling the holders to purchase common shares, preferred shares, depositary shares, debt securities or other securities;

•	stock purchase contracts;

•	stock purchase units;

•	units of the above securities; or

•	any derivative security of a security listed above or any security listed above containing a derivative feature such as a put or call option.

When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. In each prospectus supplement we will include, among other things, the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	the plan of distribution for the securities;

•	if applicable, information about securities exchanges on which the securities will be listed;

•	material United States federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. In that case, the prospectus supplement should be read as superseding this prospectus. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part. You should also read both this prospectus and the applicable prospectus supplement, together with the information described under the heading “Where You Can Find More Information.”

Use of Proceeds

Except as otherwise provided in the related prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include:

•	repayments or refinancing of debt;

•	working capital;

•	capital expenditures;

•	corporate acquisitions;

•	acquisition and development of land and construction of homes; and

•	repurchase or redemption of securities, including our common shares.

Description of Debt Securities

We may issue debt securities under one or more indentures entered into or to be entered into between us and U.S. Bank Trust Company, National Association, as trustee, or another trustee chosen by us, qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and appointed under an indenture or a supplemental indenture. The indentures are or will be governed by the Trust Indenture Act. As used in this “Description of Debt Securities,” the terms the “Company,” “we,” “our” and “us” refer to PulteGroup, Inc., a Michigan corporation, and do not, unless otherwise specified, include any of its subsidiaries.

The following is a summary of the indentures. It does not restate the indentures entirely. We urge you to read the indentures. We have filed the indentures as exhibits to the registration statement, of which this prospectus is a part, and we will file the indentures we enter into and the supplemental indentures with respect to particular series of debt securities as exhibits to current or other reports we file with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of the indentures and the supplemental indentures. You may also inspect copies of the documents for the particular series at the office of the trustee. References below to an “indenture” are references to the applicable indenture, as supplemented, under which a particular series of debt securities is issued.

Terms of the Debt Securities

Our debt securities will be unsecured obligations of PulteGroup, Inc. We may issue them in one or more series. A supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

•	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•	the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of calculation of such rate or rates, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and, if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;

•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

•	the denominations in which the debt securities will be issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	the right, if any, of holders of the debt securities to convert or exchange them into our common shares or other securities of any kind of us or another obligor, including any provisions intended to prevent dilution of the conversion rights and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

•	the terms, if any, upon which debt securities may be subordinated to our other indebtedness;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture relates;

•	whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture relates;

•	if debt securities are to be offered at an “original issue discount” as defined in paragraph (a) of section 1273 of the Internal Revenue Code, the tax effects thereof pursuant to the applicable provisions of the Internal Revenue Code;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued, in whole or in part, in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by our direct or indirect subsidiaries that may guarantee the debt securities, including the identity of the subsidiaries that will be the initial guarantors of the series and the terms of subordination, if any, of any such guarantee. The applicable prospectus supplement will also describe provisions for the release of guarantor subsidiaries from their guarantees.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our guarantor subsidiaries. The applicable prospectus supplement will also describe provisions for guarantor subsidiaries to cease to be restricted by those covenants.

Events of Default and Remedies

Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration or otherwise;

•	our failure or the failure of any guarantor subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series, the guarantees (as they relate thereto) or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us or any guarantor of the debt securities (or any other provision specified in the applicable supplemental indenture), which will constitute an event of default with notice but without passage of time);

•	the acceleration of any indebtedness (other than non-recourse indebtedness, as defined in the indenture) of us or any guarantor subsidiary that has an outstanding principal amount of $150.0 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such indebtedness is not satisfied, in either case, within 30 days after such acceleration;

•	our failure or the failure of any guarantor subsidiary to make any principal or interest payment in an amount of $150.0 million or more, individually or in the aggregate, in respect of indebtedness (other than non-recourse indebtedness, as defined in the indenture) of us or any guarantor subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such indebtedness);

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us or any guarantor subsidiary that is a significant subsidiary (as defined in the indenture); or

•	any guarantee of any guarantor subsidiary that is a significant subsidiary ceases to be in full force and effect (other than in accordance with the terms of such guarantee and the indenture) or is declared null and void and unenforceable or found to be invalid or any guarantor denies its liability under its guarantee (other than by reason of release of a guarantor from its guarantee in accordance with the terms of the indenture and the guarantee).

The indenture provides, or will provide, that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, premium, if any, or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so. The indenture provides, or will provide, that as long as any debt securities are outstanding, we will be obligated to deliver written notice to the trustee of the occurrence of any default within 30 days after any of our senior officers obtains knowledge of such default.

The indenture provides, or will provide, that if any event of default (other than certain events of bankruptcy, insolvency or reorganization) has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare all the debt securities of such series to be due and payable immediately. If an event of default occurs due to certain events of bankruptcy, insolvency or reorganization as set forth in the indenture, all amounts due and payable on the debt securities of such series shall be due and payable immediately without any declaration, notice or other act by the trustee or any holder. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

The indenture permits, or will permit, us and our guarantor subsidiaries to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture also permits, or will permit, us and our guarantor subsidiaries to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture permits, or will permit, us and our guarantor subsidiaries to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or U.S. government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

•	cure any ambiguity, omission, defect or inconsistency;

•	comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us or any guarantor of the debt securities;

•	provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	create a series and establish its terms;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	release a guarantor subsidiary that, in accordance with the terms of the indenture, ceases to be liable on its guarantee of debt securities;

•	add a guarantor subsidiary in respect of any series of debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect the rights of any holder.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the written consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest, including defaulted interest;

•	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemptions of debt securities;

•	modify the ranking or priority of the debt securities or any guarantee;

•	release any guarantor from any of its obligations under its guarantee or the indenture except in accordance with the indenture;

•	make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

Concerning the Trustee

In the ordinary course of its business, U.S. Bank Trust Company, National Association, the initial trustee, provides, and may continue to provide, service to us as trustee under the indentures governing certain of our senior notes and will provide service to us as trustee under any indentures to be entered into with respect to any future issuances of senior or subordinated debt securities. Each indenture contains, or will contain, limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indentures permit, or will permit, the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indentures provide, or will provide, that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indentures, unless it receives indemnity or security satisfactory to it in its sole discretion against any loss, liability, claim or expense.

Governing Law

The laws of the State of New York govern, or will govern, the indenture, the debt securities and the guarantees of the debt securities.

Description of Capital Stock

The following description of our capital stock and certain provisions of the Michigan Business Corporation Act (“MBCA”) does not purport to be complete and is qualified in its entirety by reference to our restated articles of incorporation, as amended (our “Articles of Incorporation”), which is incorporated by reference in the registration statement, of which this prospectus forms a part, and the MBCA. As used in this “Description of Capital Stock,” the terms the “Company,” “we,” “our” and “us” refer to PulteGroup, Inc., a Michigan corporation, and do not, unless otherwise specified, include any of its subsidiaries.

Common Shares

We are authorized by our Articles of Incorporation to issue 500,000,000 common shares, par value $0.01 per share. As of February 4, 2026, 192,141,567 common shares were issued and outstanding.

The holders of our common shares are entitled to one vote for each share on all matters voted on by shareholders, including the election of directors. The holders of our common shares do not have any cumulative value, conversion, redemption, sinking fund or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our common shares will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of our indebtedness, and the aggregate liquidation preference of any preferred shares then outstanding. The holders of our common shares are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors (the “Board”) in its discretion from funds legally available therefor, subject to the rights of any holders of our preferred shares to receive such dividends.

Our common shares are listed on the New York Stock Exchange. We intend to apply to the New York Stock Exchange to list the additional common shares offered hereby and issuable upon conversion of convertible securities, if any. Computershare Trust Company, N.A. is the transfer agent and registrar for our common shares.

Preferred Shares

We are also authorized by our Articles of Incorporation to issue 25,000,000 preferred shares, par value $.01 per share, none of which have been issued. The Board has authority to divide the 25,000,000 preferred shares into series and to fix the rights and preferences of any series so established. Variations between different series may be created by the Board with respect to such matters as voting rights, rate of dividend, priority of payment, rights of accumulation, redemption or sinking fund terms, preferences upon liquidation or dissolution, conversion rights and any other preferences or rights.

If we offer preferred shares pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such preferred shares not already described in this prospectus, including the following, where applicable:

•	the designation of the shares and the number of shares that constitute the series;

•	the dividend rate (or the method of calculating dividends), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our shares of capital stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred shares will accumulate;

•	the dividend periods (or the method of calculating the dividend periods);

•	whether and the extent to which such preferred shares shall be entitled to participate in dividends with shares of any other series or class of stock;

•	the voting rights of the preferred shares, if any;

•	the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the class or series upon our liquidation, dissolution or winding-up;

•	whether or not the shares of the series will be convertible into or exchangeable for securities and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion or exchange price or the manner of determining it;

•	whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

•	whether the preferred shares of the series will be listed on a national securities exchange or quoted on an automated quotation system;

•	federal income tax considerations; and

•	the other material terms, rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the provisions of the certificate of designation relating to a series of preferred shares, which will be filed with the SEC.

Depositary Shares

We may elect to offer fractional preferred shares rather than full preferred shares. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred shares. If we offer depositary shares pursuant to these provisions in the future, the applicable prospectus supplement will describe the terms of the depository shares and the underlying preferred shares to which the depositary shares relate.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares, which will be filed with the SEC.

Voting Rights

Our Articles of Incorporation require, in addition to any vote required by law and subject to certain exceptions described below, the affirmative vote of a majority of the outstanding shares of the Company entitled to vote, and if a class or series is entitled to vote as a class, the affirmative vote of a majority of the outstanding shares of each such class or series entitled to vote (other than voting shares beneficially owned by the Interested Shareholder (as defined therein) who is, or whose Affiliate (as defined therein) is, a party to the Business Combination (as defined below) or an Affiliate or Associate (as defined therein) of the Interested Shareholder), at a meeting of shareholders in connection with (a) any merger or consolidation of the Company or any subsidiary with any “Interested Shareholder” or any corporation that is, or after the merger or consolidation would be, an “Affiliate” of an Interested Shareholder that was an Interested Shareholder prior to the transaction; (b) certain transfers to any Interested Shareholder or Affiliate of an Interested Shareholder, other than the Company or any of our subsidiaries, of any of our assets or any subsidiary that have an aggregate book value of 10% or more of consolidated net worth; (c) certain transfers by us or any subsidiary of “Equity Securities,” as defined therein, of the Company or any subsidiary that have an aggregate market value of 5% or more of the total market value of our outstanding shares to any Interested Shareholder or Affiliate of an Interested Shareholder, other than us or our subsidiaries (subject to certain exceptions); (d) the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of an Interested Shareholder or any Affiliate of an Interested Shareholder; (e) any reclassification of securities or recapitalization of the Company, or any merger, consolidation or share exchange by us with any of our subsidiaries that has the effect of increasing the proportionate amount of the outstanding shares of any class of our Equity Securities or Equity Securities of any subsidiary that is directly or indirectly owned by an Interested Shareholder or any Affiliate of an Interested Shareholder (each of the Transactions referred to in clauses (a) through (e), a “Business Combination”); or (f) any agreement, contract or arrangement providing for one or more of the foregoing. An “Interested Shareholder” generally includes any beneficial owner of 10% or more of the voting power of the Company or any Affiliate of ours that at any time within the two year period prior to the date in question was the beneficial owner of 10% or more of the voting power of the Company.

The foregoing voting rights provisions are not applicable to any particular Business Combination, and such Business Combination shall only require such affirmative vote as is required by law and our Articles of Incorporation if (i) the Board approves such Business Combination and either the Interested Shareholder has been an Interested Shareholder continuously for at least two years prior to the date of the Board approval or such proposed transaction was approved by the Board prior to the time the Interested Shareholder became an Interested Shareholder or (ii) a majority of the outstanding stock of such other corporation is owned, directly or indirectly, by the Company or its subsidiaries.

The foregoing voting rights provisions may only be amended by the affirmative vote of a majority of the outstanding shares of the Company entitled to vote on the proposed amendment, and if a class or series is entitled to vote as a class, the affirmative vote of a majority of the outstanding shares of each such class or series entitled to vote, at a meeting of shareholders, in addition to any vote otherwise required by law.

Certain Anti-Takeover Effects and Provisions of our Articles and By-laws

Number of Directors; Filling Vacancies; Removal

Our Articles of Incorporation provide that the number of directors will be between three and fifteen directors and the Board will fix the exact number of directors to comprise the Board. A director may only be removed by vote of the holders of a majority of the shares entitled to vote at an election of directors. Additionally, any vacancy on the Board may only be filled by a majority of the remaining directors then in office, whether or not less than a quorum, or by a sole remaining director. These provisions have the effect of making it difficult for a potential acquirer to gain control of the Board.

Special Meetings

Our Amended and Restated By-laws (our “By-laws”) provide that special meetings may be called only by the Board, our President or our Secretary, or by such persons upon a request in writing signed by a majority of the Board or by the holders of not less than twenty percent (20%) of the capital stock of the Company issued and outstanding and entitled to vote thereat. This provision may delay consideration of a shareholder proposal until the Company’s next annual meeting unless a special meeting is called pursuant to our By-laws.

Proxy Access and Advance Notice of Shareholder Nominations

Our By-laws have proxy access and advance notice procedures for shareholders to make nominations of candidates for election as directors. No business other than that stated in the notice for such meeting shall be transacted at any meeting without the unanimous consent of all the shareholders entitled to vote thereat. Our By-laws govern shareholder nominations of candidates for election as directors except with respect to the rights of holders of our preferred shares.

Under our By-laws, any shareholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting if written notice or notice by electronic transmission of such shareholder’s intent to make such nomination or nominations has been given in proper written form to the Secretary of the Company not less than (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder to be timely must be so received no more than one hundred twenty (120) days prior to such annual meeting nor less than the later of (i) ninety (90) days prior to such annual meeting and (ii) ten (10) days after the earlier of (A) the day on which notice of the date of the meeting was mailed or provided by the Company or (B) the day on which public disclosure of the date of the meeting was made. Each such notice must be accompanied by a written consent of each proposed nominee to being named in the proxy statement as a nominee and to serving as a director if elected, together with a written representation that such person currently intends to serve as a director for the term for which he or she is standing for election and must set forth, in addition to the other requirements set forth in our By-laws:

(i) as to each person whom the shareholder proposes to nominate for election as a director: (1) the name, age, business address and residence address of the person; (2) the principal occupation or employment of the person; (3) the class and number of our common shares which are owned beneficially or of record by such person; and (4) any other information relating to the person that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Section 14 of the Exchange Act or the rules and regulations promulgated thereunder; and

(ii) as to the shareholder giving the notice: (1) the name and address, as they appear on the Company’s books, of such shareholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made (each, a “Nominating Party”); (2) the class and number of shares of capital stock of the Company which are owned beneficially or of record by such Nominating Party and each Shareholder Associated Person (as defined in our By-laws) on the date of such shareholder’s notice; (3) a description of any Derivative Instrument (as defined in our Bylaws) directly or indirectly owned beneficially by each Proposing Party (as defined in our By-laws) or any Shareholder Associated Person; (4) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any Nominating Party or any Shareholder Associated Person has a right to vote (or act by consent with respect to) any class or series of shares of the Company; (5) any Short Interest (as defined in our By-laws) held by or involving any Nominating Party or any Shareholder Associated Person; (6) any rights to dividends on the shares of the Company owned beneficially by any Nominating Party or any Shareholder Associated Person that are separated or separable from the underlying shares of the Company; (7) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Nominating Party or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; (8) any performance-related fees (other than an asset-based fee) that any Nominating Party or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including, without limitation, any such interests held by members of such Nominating Party’s or such Shareholder Associated Person’s immediate family sharing the same household; and (9) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by any Nominating Party or any Shareholder Associated Person.

In addition and pursuant to our By-laws, a shareholder, or group of up to twenty (20) shareholders, that has owned continuously for at least three years our common shares representing an aggregate of at least three percent (3%) of our outstanding common shares, may nominate and include in the Company’s proxy materials director nominees constituting up to twenty percent (20%) of the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our By-laws. A notice of such nomination must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company not less than one hundred twenty (120) nor more than one hundred fifty (150) days in advance of the date which is the anniversary of the date the Company’s proxy statement was released to security holders in connection with the previous year’s annual meeting, except where information or documents are required to be provided after the date the notice is first submitted, as set forth in our By-laws, or, if the date of the applicable annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, not less than ninety (90) days before the date of the applicable annual meeting, or, if later, the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting, whichever occurs first, and in no event shall the adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the notice. In addition, the Company may solicit against, and include in the proxy statement its own statement relating to, a shareholder nominee included in the proxy statement and, in certain circumstances, may omit a nominee from its proxy statement.

The nominating notice must provide certain information specified in our By-laws, including, without limitation:

•	documentary evidence verifying and certifying that, the nominating shareholder owns, and has continuously owned for the preceding three years, the minimum number of shares required, and the nominating shareholder’s agreement to provide documentary evidence verifying and certifying the nominating shareholder’s continuous ownership of the minimum number of shares through the record date;

•	an undertaking to provide immediate notice if the nominating shareholder ceases to own the minimum number of shares prior to the date of the annual meeting;

•	a copy of the Schedule 14N (or any successor form) relating to the shareholder nominee, completed and filed with the SEC by the nominating shareholder as applicable, in accordance with SEC rules;

•	the written consent of each shareholder nominee to being named in the Company’s proxy statement, form of proxy and ballot as a nominee and to serving as a director if elected;

•	a written notice of the nomination of such shareholder nominee that includes additional information, agreements, representations and warranties by the nominating shareholder or each member of a nominating group;

•	an executed agreement pursuant to which the nominating shareholder or each member of a nominating group agrees to a number of specified covenants and other provisions;

•	an executed questionnaire provided by the Company’s Secretary upon request, which must be submitted within ten days of the nominating shareholder’s first submission of the nomination notice; and

•	an executed agreement, which must be submitted within ten (10) days of the nominating shareholder’s first submission of the nomination notice, by the shareholder nominee with respect to certain representations, warranties and covenants.

Certain Provisions of the Michigan Business Corporation Act

Chapter 7A of the MBCA may affect attempts to acquire control of the Company. Pursuant to our Articles of Incorporation, we have expressly elected not to be subject to the provisions of Chapter 7A of the MBCA; however, the Board may terminate this election in whole or in part by action of the majority of directors then in office. Chapter 7A applies to “Business Combinations,” defined to include, among other transactions, certain mergers, substantial sales of assets or securities and recapitalizations between covered Michigan business corporations or their subsidiaries and an “Interested Shareholder” (generally a beneficial owner of 10% or more of the voting power of the Company’s outstanding voting stock). In general, Chapter 7A requires, for any Business Combination, an advisory statement from the Board, the approval of holders of at least 90% of each class of the shares entitled to vote and the approval of holders of at least two-thirds of such voting shares not held by the Interested Shareholder, its affiliates and associates. These requirements do not apply, however, where the Interested Shareholder satisfies certain “fair price,” form of consideration and other requirements and at least five years have elapsed after the person involved became an Interested Shareholder. The Board has the power to elect to be subject to Chapter 7A as to specifically identified or unidentified Interested Shareholders.

Description of Warrants

We may issue warrants to purchase debt securities, common shares, or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, amount or number and terms of the debt securities, common shares or other securities purchasable upon exercise of the warrants and procedures by which those amounts or numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the applicable warrant agreement, which will be filed with the SEC.

Description of Stock Purchase Contracts and Stock Purchase Units

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of common shares at a future date or dates, which we refer to in this prospectus as “Stock Purchase Contracts.” The price per common share and number of common shares may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common shares under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the applicable Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

Plan of Distribution

We may sell the offered securities in and outside the United States from time to time (a) to or through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or brokers, or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Sale To or Through Underwriters or Dealers

If we use underwriters in a sale, they will acquire the offered securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

We may offer the securities to the public through an underwriting syndicate or through a single underwriter.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

If we use dealers in a sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents or Brokers

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

If a broker is used in the sale of the securities, the broker will not acquire the securities, and we will sell the securities directly to the purchasers in the applicable market. These will be conducted as “at the market offerings” within the meaning of the Securities Act. The prospectus supplement will set forth the terms of our arrangement with the broker.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Legal Matters

The validity of the debt securities, guarantees, warrants, depositary shares, stock purchase contracts and stock purchase units will be passed upon for PulteGroup, Inc. by Sidley Austin LLP, New York, New York. The validity of the common shares and preferred shares will be passed upon for PulteGroup, Inc. by Todd N. Sheldon, Executive Vice President, General Counsel and Corporate Secretary of PulteGroup, Inc. As of February 4, 2026, Todd N. Sheldon owned 70,106 common shares and 13,867 unvested restricted stock units of PulteGroup, Inc., both directly and as a participant in various stock plans. Certain legal matters related to any guarantees will be passed upon for PulteGroup, Inc. by Sidley Austin LLP, New York, New York, and Todd N. Sheldon, Executive Vice President, General Counsel and Corporate Secretary of PulteGroup, Inc., unless otherwise specified in the applicable prospectus supplement.

Experts

The consolidated financial statements of PulteGroup, Inc. appearing in PulteGroup, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of PulteGroup, Inc.’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to you at the SEC’s website at www.sec.gov. Such information is also available on our website at www.pultegroupinc.com. However, any information on our website that is not expressly incorporated by reference into this prospectus is not a part of this prospectus. Our common shares are quoted on the New York Stock Exchange under the trading symbol “PHM.” Our reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its website.

The SEC allows us to “incorporate by reference” information in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is deemed to be part of this prospectus. We incorporate by reference the following documents into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 4, 2026;

•	the sections of our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Shareholders filed with the SEC on March 14, 2025 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024; and

•	the description of our common shares contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on May 17, 1983, Item 4 of our Registration Statement on Form 8-B filed with the SEC on May 16, 1985 and Item 4 of our Registration Statement on Form 8-B filed with the SEC on December 18, 1987, each pursuant to Section 12 of the Exchange Act, as updated by the description of our common stock filed as Exhibit 4(b) to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 4, 2026, and any subsequent amendments or reports filed for the purpose of updating such description.

In addition, we also incorporate by reference into this prospectus all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities to which this prospectus relates (in each case, other than any document, portion of a document, information or exhibit that is deemed to have been furnished and not filed in accordance with SEC rules (including, without limitation, any information under Item 2.02 or Item 7.01, and any related information furnished under Item 9.01, of any Current Report on Form 8-K)). Documents incorporated by reference in this prospectus after the date hereof will automatically update and, to the extent inconsistent, supersede the information contained and incorporated by reference in this prospectus. In that regard, any information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a subsequent statement contained in this prospectus, any applicable prospectus supplement, any free writing prospectus, or any other document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus. You may request copies of these filings at no cost, by writing or telephoning us at the following address:

Investor Relations
PulteGroup, Inc.
3350 Peachtree Road NE, Suite 1500
Atlanta, Georgia 30326
(404) 978-6400

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and any free writing prospectus. We have not authorized anyone to provide you with different information or to make any representations other than as contained in this prospectus or in any prospectus supplement or related free writing prospectus. We are not making any offer of these securities in any state where the offer is not permitted. We maintain a website at www.pultegroupinc.com. Our website and the information at that site, or connected to that site, is not incorporated into this prospectus, any prospectus supplement, any free writing prospectus or the registration statement of which this prospectus is a part.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

SEC registration fee	$(1)
Printing fees and expenses	(2)
Legal fees and expenses	(2)
Rating agencies’ fees and expenses	(2)
Accountants’ fees and expenses	(2)
Miscellaneous expenses	(2)
Total	$(1)(2)

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	Estimated offering expenses are not presently known and will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

PulteGroup, Inc.

Section 209(1)(c) of the Michigan Business Corporation Act permits a corporation to eliminate or limit a director’s liability to the corporation or its shareholders for money damages for any action taken or any failure to take action as a director, except liability for (a) the amount of financial benefit received by a director to which he or she is not entitled; (b) the intentional infliction of harm on the corporation or the shareholders; (c) a violation of Section 551 of the Michigan Business Corporation Act (dealing with unlawful distributions); or (d) an intentional criminal act. Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

Our Articles of Incorporation provide that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of the director’s fiduciary duty. However, our Articles of Incorporation do not eliminate or limit the liability of a director for any of the following: (a) a breach of the director’s duty of loyalty to us or our shareholders; (b) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (c) a violation of Section 551(1) of the Michigan Business Corporation Act; (d) a transaction from which the director derived an improper personal benefit; or (e) an act or omission occurring before the effective date of our Articles of Incorporation. In addition, our Amended and Restated By-laws generally provide that, to the fullest extent permitted or authorized by the Michigan Business Corporation Act, we shall (i) indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was our director or officer or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and (ii) pay or reimburse the reasonable expenses incurred by any such person in connection with any such action, suit or proceeding in advance of final disposition of such action, suit or proceeding.

We have obtained a Directors’ and Officers’ liability insurance policy, which provides for coverage for liabilities under the Securities Act, including for prior acts dating to our inception. In addition, we have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by the Michigan Business Corporation Act.

Subsidiary Guarantors

Michigan Co-Registrants

Pulte Development Corporation, Pulte Development New Mexico, Inc., Pulte Homes of Washington, Inc., Pulte Homes of Oregon, Inc., and Pulte Homes of New Mexico, Inc. (the “Michigan Corporation Co-Registrants”) are Michigan corporations formed under the Michigan Business Corporation Act.

Section 209(1)(c) of the Michigan Business Corporation Act permits a corporation to eliminate or limit a director’s liability to the corporation or its shareholders for money damages for any action taken or any failure to take action as a director, except liability for (a) the amount of financial benefit received by a director to which he or she is not entitled; (b) the intentional infliction of harm on the corporation or the shareholders; (c) a violation of Section 551 of the Corporation Act (dealing with unlawful distributions); or (d) an intentional criminal act. Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

The articles of incorporation of each of the Michigan Corporation Co-Registrants (other than Pulte Homes of Oregon, Inc.) each provide that the directors of the corporation shall not be personally liable to such corporation or its shareholders for breach of the director’s fiduciary duty. The articles of incorporation of Pulte Development Corporation expressly state that they do not eliminate or limit the liability of a director for any of the following: (a) a breach of the director’s duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (c) a violation of Section 551(1) of the Michigan Business Corporation Act; (d) a transaction from which the director derived an improper personal benefit; or (e) an act or omission occurring before the effective date of the articles of incorporation of Pulte Development Corporation. The articles of incorporation of Pulte Homes of Oregon, Inc. do not expressly eliminate or limit the liability of directors. The bylaws for each of the Michigan Corporation Co-Registrants generally provide that, to the fullest extent permitted or authorized by the Michigan Business Corporation Act, such corporation shall indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was our director or officer or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Pulte Home Company, LLC, Pulte Homes of Michigan LLC, Pulte Diversified Company, LLC, Pulte Homes of New England LLC, and Pulte Homes of Ohio LLC (the “Michigan LLC Co-Registrants”) are Michigan limited liability companies formed under the Michigan Limited Liability Company Act.

Section 501(4) of the Michigan Limited Liability Company Act states that unless otherwise provided by law or in an operating agreement, managers and members of a limited liability company are not liable for the acts, debts or obligations of the company. Pursuant to Section 404 of the Michigan Limited Liability Company Act, (a) managers must discharge their duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the manager reasonably believes to be in the best interests of the company, and (b) a manager is not liable for action taken as a manager if the manager performs his or her duties in compliance with Section 404. Section 407 of the Michigan Limited Liability Company Act allows the company, through its articles of organization or operating agreement, to limit a manager’s monetary liability to the company or its members for breach of any duty under Section 404, except for (a) receipt of a financial benefit to which the manager is not entitled, (b) voting or assenting to a distribution in violation of the operating agreement or the Michigan Limited Liability Company Act, (c) a knowing violation of law, or (d) an act or omission occurring before the date of effectiveness of the limitation on liability. Section 216 of the Michigan Limited Liability Company Act provides that, except as otherwise provided in an operating agreement, a limited liability company may indemnify, hold harmless, and defend a member, manager, or other person from and against any and all losses, expenses, claims, and demands sustained by that person, except that the company may not indemnify the person for liability in connection with the receipt of a financial benefit to which the person is not entitled, voting or assenting to a distribution in violation of the company’s operating agreement or the law, or a knowing violation of the law.

The articles of organization of each of the Michigan LLC Co-Registrants do not expressly address indemnification of members, managers or officers of such companies. The operating agreement of Pulte Home Company, LLC, the second amended and restated operating agreement of Pulte Homes of Ohio LLC, the limited liability company agreement of Pulte Homes of New England LLC, and the limited liability company agreement of Pulte Homes of Ohio LLC provide that the member of such companies or members of the board of managers of such companies (as applicable) shall not be liable, responsible or accountable in damages or otherwise to the company for (a) any act performed within the scope of the authority conferred on the member or member of the board of managers except for the gross negligence or willful misconduct of the member or member of the board of managers in carrying out the obligations of the members or board of managers; (b) the member’s or member of the board of manager’s failure or refusal to perform any act, except those expressly required by or pursuant to the terms of the operating agreement or limited liability company agreement, as applicable; (c) the member’s or member of the board of manager’s performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to the company; or (d) the negligence, dishonesty or bad faith of any agent, consultant or broker of the company selected, engaged or retained in good faith. Such agreements further provide that in any threatened, pending or completed action, suit or proceeding, the member or members of the board of managers (as applicable) shall be fully protected and indemnified and held harmless by the company against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees, costs of investigation, fines, judgments and amounts paid in settlement, actually incurred by the member or member of the board of managers in connection with such action, suit or proceeding) by virtue of their status as a member or member of the board of managers or with respect to any action or omission taken or suffered in good faith, other than liabilities and losses resulting from the gross negligence or willful misconduct of the member or member of the board of managers; provided, however, that the member or member of the board of managers shall not be so indemnified for any acts determined to be in contravention of the operating agreement or limited liability company agreement, as applicable, or in breach of its fiduciary duties.

Pulte Realty Limited Partnership, Pulte Homes of PA, Limited Partnership, and Pulte Homes of NJ, Limited Partnership (the “Michigan LP Co-Registrants”) are Michigan limited partnerships organized under the Michigan Revised Uniform Limited Partnership Act.

Section 303 of the Michigan Revised Uniform Limited Partnership Act provides that a limited partner is not liable for the obligations of the limited partnership unless the limited partner is also a general partner or the limited partner takes part in the control of the business.

The certificate of limited partnership and the limited partnership agreement for each of the Michigan LP Co-Registrants provide that the partnership shall indemnify and hold harmless the general partner from any claim, demand or liability, and from any loss, cost or expense, including, but not limited to, attorneys’ fees and court costs, which may be made or imposed upon it by reason of any action performed for or on behalf of the partnership or in furtherance of the business of the partnership, except for acts or omissions that constitute fraud or bad faith. The certificate of limited partnership and the limited partnership agreement for each of the Michigan LP Co-Registrants further provide that, except for acts or omissions that constitute fraud or bad faith, the general partner shall not be liable to the partnership or any limited partner (and the interest of the general partner in the partnership, and in the general partner’s and its constituent partners’ property and assets, shall be free of any claims by the partnership or any limited partner) by reason of any act performed for or on behalf of the partnership or in furtherance of the business of the partnership.

Texas Co-Registrant

Pulte Homes of Texas, L.P. (the “Texas Co-Registrant”) is a Texas limited partnership organized under the Texas Revised Limited Partnership Act, which was succeeded by the Texas Business Organizations Code (the “TBOC”) on January 1, 2010. The indemnification provisions set forth in Chapter 8 of the TBOC generally apply to Texas limited partnerships.

Chapter 8 of the TBOC provides for indemnification and advancement of expenses by a Texas limited partnership of its governing persons, former governing persons, and delegates (each, a “Governing Person”). Under Section 8.051 of the TBOC, a limited partnership is required to indemnify a Governing Person against reasonable expenses actually incurred in connection with a proceeding in which the person is a respondent because the person is or was a Governing Person if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. In addition, Sections 8.101 and 8.102 of the TBOC permit a limited partnership to indemnify a Governing Person who was, is, or is threatened to be made a respondent in a proceeding because of the Governing Person’s service in such capacity if it is determined that the Governing Person: (i) acted in good faith; (ii) reasonably believed that, in the case of conduct in the Governing Person’s official capacity, the conduct was in the best interests of the limited partnership, and, in all other cases, that the conduct was not opposed to the limited partnership’s best interests; and (iii) with respect to a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Notwithstanding the foregoing, if a Governing Person is found liable to the limited partnership or is found liable due to improperly receiving a personal benefit, Section 8.102(b)(3) of the TBOC prohibits indemnification in connection with a proceeding in which the Governing Person is found liable for: (i) willful or intentional misconduct in the performance of duties owed to the limited partnership; (ii) a breach of the duty of loyalty owed to the limited partnership; or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed to the limited partnership.

Section 8.103 of the TBOC provides that a determination as to whether indemnification is permissible must be made in the manner prescribed by statute. With respect to a limited partnership, Section 8.103(d) provides that such determination may be made, among other methods permitted by statute, by a vote of a majority in interest of the limited partners in a vote that excludes the interests held by each general partner who is not disinterested and independent. Section 8.104 of the TBOC further permits a limited partnership to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present Governing Person who was, is, or is threatened to be made a respondent in the proceeding, subject to the conditions and requirements set forth in the statute, including the receipt of a written affirmation by the Governing Person of the Governing Person’s good-faith belief that the standard of conduct necessary for indemnification has been met and an undertaking to repay amounts advanced or reimbursed if it is ultimately determined that the Governing Person is not entitled to indemnification.

Section 8.105 of the TBOC permits a limited partnership to indemnify and advance expenses to persons who are not Governing Persons, including officers, employees, or agents of the limited partnership, to the extent provided by the statute.

The Texas Co-Registrant’s certificate of limited partnership does not expressly address indemnification. The amended and restated limited partnership agreement of the Texas Co-Registrant provides that the general partner will not be liable to the Texas Co-Registrant or its limited partner (and that the general partner’s partnership interest will be free from any claims by the Texas Co-Registrant or its limited partner) for acts or omissions taken on behalf of the Texas Co-Registrant or in furtherance of its business, except for acts or omissions that constitute fraud or bad faith. The amended and restated limited partnership agreement further requires the Texas Co-Registrant to indemnify, defend, and hold harmless the general partner from any claim, demand, liability, loss, cost, or expense (including attorneys’ fees and court costs) arising from such acts or omissions, except for acts or omissions that constitute fraud or bad faith.

Arizona Co-Registrant

Del Webb Communities, Inc. is an Arizona corporation (the “Arizona Co-Registrant”). Section 10-851 of the Arizona Revised Statutes (“ARS”) permits a corporation, under certain circumstances, to indemnify its directors against costs and expenses (including attorneys’ fees) reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings, whether or not authority for such indemnification is contained in the indemnifying corporation’s articles of incorporation or bylaws.

Under Section 10-855 of the ARS, in order for a corporation to indemnify a director, a majority of the corporation’s disinterested directors, special legal counsel, or the shareholders must find that the conduct of the individual to be indemnified was in good faith and that the individual reasonably believed that the conduct was in the corporation’s best interests (in the case of conduct in an “official capacity” with the corporation) or that the conduct was at least not opposed to the corporation’s best interests (in all other cases). In the case of any criminal proceeding, the finding must be to the effect that the individual had no reasonable cause to believe the conduct was unlawful. Section 10-851 of the ARS provides that indemnification is permitted with respect to expenses, judgments, fines and amounts paid in settlement by such individuals, except that, in the case of a proceeding by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding. A corporation’s articles of incorporation may indemnify a director for conduct for which broader indemnification has been made permissible or mandatory under other provisions of the Arizona Business Corporation Act (“ABCA”).

Section 10-852 of the ARS requires a corporation to indemnify a director against reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding, to the extent that such director has been successful on the merits or otherwise in defense of the proceeding, unless such indemnification is limited by the articles of incorporation. In addition, Arizona corporations must indemnify any “outside director” (a director who, when serving as a director, is not an officer, employee or holder of more than five percent of any class of the corporation’s stock or the stock of any affiliate of the corporation) against liability unless (i) the corporation’s articles of incorporation limit such indemnification, (ii) the director is adjudged liable in a proceeding by or in the right of the corporation or in any other proceeding charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director, or (iii) a court determines, before payment to the outside director, that the director failed to meet the standards of conduct described in the preceding paragraph. Pursuant to Section 10-854 of the ARS, with certain limitations, a court may also order that an individual be indemnified if the court finds that the individual is fairly and reasonably entitled to indemnification in light of all of the relevant circumstances, whether or not the individual has met the standards of conduct in this and the preceding paragraph or was adjudged liable as described above.

Pursuant to Section 10-856 of the ARS, if the individual is an officer but not a director (or is both but is made a party to the proceeding solely because of an act or omission as an officer), a corporation may indemnify and advance expenses to the further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for (i) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or (ii) liability arising out of conduct that constitutes (a) receipt by the officer of a financial benefit to which the officer is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders or (c) an intentional violation of criminal law. An officer of the corporation who is not a director is entitled to mandatory indemnification under Section 10-852 of the ARS (as described above) and may apply to a court under Section 10-854 of the ARS for indemnification or an advance for expenses, in each case to the same extent to which a director is entitled to indemnification or advance for expenses under those sections.

The bylaws of the Arizona Co-Registrant provide that, to the fullest extent authorized or permitted by the ABCA, the Arizona Co-Registrant shall (a) indemnify any person (and his or her heirs, personal representatives, executors, administrators and legal representatives), who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Arizona Co-Registrant or is or was serving at the Arizona Co-Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and (b) pay or reimburse the reasonable expenses incurred by such person in connection with any such action, suit or proceeding in advance of final disposition.

Nevada Co-Registrants

PN II, Inc. is a Nevada corporation (the “Nevada Corporation Co-Registrant”). Section 78.751 of the Nevada Revised Statutes (“NRS”) requires a corporation to indemnify its director and officers for any expenses incurred by any director or officer in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such director or officer because of his or her status as an director or officer to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. Section 78.7502 of the NRS permits a corporation to indemnify a director or officer, even in the absence of an agreement to do so, for any expenses incurred in connection with any actions or proceedings, if such director or officer (i) is not liable for a breach of any fiduciary duty pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner the director or officer reasonably believed to be in and not opposed to the best interests of the corporation, and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the director or officer was unlawful. A determination of such discretionary indemnification must be made by: (a) the stockholders; (b) a quorum of disinterested directors; (c) independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors; or (d) independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained. Section 78.751 of the NRS prohibits indemnification of a director or officer by the corporation if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Section 78.751 of the NRS requires a corporation to indemnify a director or officer to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. Section 78.751 of the NRS prohibits indemnification of a director or officer by the corporation if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, Section 78.7502 of the NRS permits a director or officer to apply to the court for approval of indemnification even if the director or officer is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law, to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The articles of incorporation, as amended, of the Nevada Corporation Co-Registrant eliminate personal liability of directors and officers to the Nevada Corporation Co-Registrant or its stockholders for damages for breach of their fiduciary duties as directors or officers, except for liability (i) for acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law, or (ii) for unlawful distributions under Section 78.300 of the NRS. In addition, the bylaws of the Nevada Corporation Co-Registrant provide that the Nevada Corporation Co-Registrant shall indemnify, to the fullest extent authorized or permitted by law, any person who is or was a director or officer, or is or was serving at the Nevada Corporation Co-Registrant’s request in such capacities for another entity.

Centex LLC is a Nevada limited liability company (the “Nevada LLC Co-Registrant”). Sections 86.411 and 86.421 of the NRS permit indemnification of any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a manager, member, employee or agent of the limited liability company, or is or was serving at the request of the company in such capacity for other entities, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 86.421 of the NRS further provides that indemnification may not be made for any claim as to which such a person has been adjudged to be liable to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 86.431(1) of the NRS requires a limited liability company to indemnify any manager, member, employee or agent for any expenses incurred by such person in connection with any actions or proceedings described in Sections 86.411 and 86.421 of the NRS, brought against such person because of his or her status as a manager, member, employee or agent, to the extent that such person has been successful on the merits or otherwise in defense of the action, suit or proceeding.

Section 86.441 of the NRS permits the articles of organization, the operating agreement, or a separate agreement of a limited liability company to provide that the expenses of members or managers incurred in defending an action, suit or proceeding must be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the member or manager to repay the amount if it is ultimately determined by a court of competent jurisdiction that the member or manager is not entitled to be indemnified by the company. Section 86.451 of the NRS provides that indemnification or advancement of expenses authorized in or ordered by a court pursuant to Sections 86.411 to 86.441 of the NRS, inclusive, does not exclude any other rights to which a person seeking indemnification or advance of expenses may be entitled under the articles of organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for an action in the person’s official capacity or in another capacity while holding office, except that indemnification (unless ordered by a court pursuant to Section 86.421 of the NRS or for advancement of expenses made pursuant to Section 86.441 of the NRS) may not be made to or on behalf of any member or manager if a final adjudication establishes that the member’s or manager’s acts or omissions involved intentional misconduct, fraud or knowing violation of the law and was material to the cause of action. Such indemnification or advancement of expenses also continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

The limited liability company agreement of the Nevada LLC Co-Registrant requires indemnification to the fullest extent of the law of the members, officers, and members of the board of managers of the Nevada LLC Co-Registrant against all expenses incurred by virtue of their status as member, officer, or member of the board of managers or with respect to any action or omission taken or suffered in good faith, other than liabilities and losses resulting from the gross negligence or willful misconduct of such person; provided, however, that any member, officer, or member of the board of managers will not be indemnified for any acts determined to be in violation of the limited liability company agreement or in breach of his or her fiduciary duties. Indemnification provided by the Nevada LLC Co-Registrant pursuant to its limited liability company agreement is recoverable only out of the assets of the Nevada LLC Co-Registrant.

Centex Homes is a Nevada general partnership. The Nevada Uniform Partnership Act requires a partnership to indemnify its partners for payments made and liabilities incurred by each partner in the ordinary course of the business of the partnership or for the preservation of its business or property. Where a partnership contract is rescinded on the ground of the fraud or misrepresentation of one of the parties thereto, the party entitled to rescind is entitled to be indemnified by the person guilty of the fraud or making the misrepresentation against all debts and liabilities of the partnership.

The partnership agreement, as amended and restated, of Centex Homes, provides that Centex Homes shall indemnify, to the fullest extent permitted by law, each partner and any director, manager, officer, employee, agent or representative of any partner for any expenses incurred by any of them in connection with any acts or omissions on behalf of the partnership, or in connection with the partnership’s business, if such person reasonably believed such acts or omissions to be in the best interest of the partnership, and such acts were not performed or omitted to be performed fraudulently or in bad faith or as a result of gross negligence, willful misconduct or a material breach of the partnership agreement. The partnership agreement further limits liability, providing that no partner nor any director, manager, officer, employee, agent or representative of a partner shall be liable to the partnership or any partner for errors in judgment or for acts or omissions that do not constitute gross negligence or willful or wanton misconduct.

Pulte Homes Tennessee Limited Partnership is a Nevada limited partnership. The Nevada Uniform Limited Partnership Act provides that a limited partner is not liable for the obligations of a limited partnership unless the limited partner is also a general partner or, in addition to the exercise of his or her rights and powers as a limited partner, the limited partner participates in the control of the business. The limited partnership agreement, as amended and restated, of Pulte Homes Tennessee Limited Partnership provides that the general partner is not liable to the partnership or the limited partner (and the partnership interest of the general partner shall be free of any claims by the partnership or the limited partner) by reason of any act or omission on behalf of the partnership, or in furtherance of the partnership business, except for acts and omissions that constitute fraud or bad faith.

Minnesota Co-Registrant

Pulte Homes of Minnesota LLC is a Minnesota limited liability company (the “Minnesota Co-Registrant”). Section 322C.0408 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their present or former official capacity as a member, manager, governor, officer, or employee of the Minnesota Co-Registrant, including such parties serving in an official capacity of another entity at the request of the Minnesota Co-Registrant, against judgments, penalties, fines, and other expenses (including attorneys’ fees) if such party (a) is not otherwise indemnified, (b) acted in good faith, (c) received no improper benefit, (d) complied with the statutory requirements regarding approval of distributions and standard of conduct contained in Sections 322C.0405 and 322C.0409 of the Minnesota Statutes, respectively, (e) in the case of criminal proceedings, had no reason to believe the conduct was unlawful, and (f) reasonably believed that such conduct was in the best interests of the Minnesota Co-Registrant or, in the case of acts or omissions taken while serving another entity on behalf of the Minnesota Co-Registrant, reasonably believed that such conduct was not opposed to the best interests of the Minnesota Co-Registrant.

In addition, Section 322C.0408, subd. 3, of the Minnesota Statutes requires payment by the Minnesota Co-Registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances (a) if Pulte Minnesota receives written affirmation from the person of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the Minnesota Co-Registrant if it is ultimately determined that the criteria for indemnification have not been satisfied and (b) after determination that the facts then known to those making the determination would not preclude indemnification.

Neither the Articles of Organization nor the Amended and Restated Limited Liability Company Agreement (“LLC Agreement”) of the Minnesota Co-Registrant limit the indemnification rights provided under Section 322C.0408 of the Minnesota Statutes, other than limitations under the LLC Agreement on the indemnification of members or managers from indemnification for acts determined to be in contravention of the terms of the LLC Agreement or in breach of fiduciary duties.

Indiana Co-Registrant

Pulte Homes of Indiana, LLC is an Indiana limited liability company (the “Indiana Co-Registrant”). Chapter 2 of the Indiana Business Flexibility Act (the “IBFA”) authorizes every Indiana limited liability company to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement or in the limited liability company’s articles of organization.

The articles of organization of the Indiana Co-Registrant, as currently in effect, provide for indemnification, to the fullest extent permitted by Indiana law and public policy and irrespective of the nature of the legal or equitable theory upon which a claim is made, of any member acting in a management capacity, organizer or manager of the Indiana Co-Registrant (and certain individuals who are officers, partners, shareholders, directors or managers of such a member, organizer or manager that is an entity) made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (each a “proceeding”) because such person is or was a member, organizer or manager of the Indiana Co-Registrant against any liability incurred by such person in connection with such proceeding. To be entitled to indemnification, (a) those persons must have been wholly successful in the proceeding, or (b) the members of the Indiana Co-Registrant, by majority vote of the members not then a party to the proceeding, or special legal counsel selected by such members, must have determined that those persons (i) acted in good faith, (ii) reasonably believed that their conduct was in, or at least not opposed to, the Indiana Co-Registrant’s best interest, (iii) in the case of a criminal proceeding, had no reasonable cause to believe their conduct was unlawful, and (iv) in the case of conduct with respect to an employee benefit plan, reasonably believed their conduct to be in the interests of the participants in and beneficiaries of the plan. The Indiana Co-Registrant’s articles of organization also provide for mandatory advancement of expenses to such persons in advance of final disposition of a proceeding provided certain conditions are met, including provision of a written undertaking to repay such advancements, should it be determined that the person is not entitled to indemnification.

The Indiana Co-Registrant’s articles of organization further provide that the Indiana Co-Registrant has the power, but not the obligation to indemnify any individual who is or was an employee or agent of the Indiana Co-Registrant to the same extent as if such individual was a member, organizer or manager and state that the indemnification provided for therein is not exclusive of any other right under the law, by contract or otherwise, relating to indemnification or advancement of expenses.

The Indiana Co-Registrant’s operating agreement eliminates liability on the part of the member of the Indiana Co-Registrant and each member of the board of managers of the Indiana Co-Registrant (a “manager”) for (a) any act performed within the scope of the authority conferred on the member or manager in carrying out their respective obligations, (b) the member’s or manager’s failure or refusal to perform any act, except those expressly required by or pursuant to the terms of the operating agreement, (c) the member’s or manager’s performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to the Indiana Co-Registrant, or (d) negligence, dishonesty or bad faith of any agent, consultant or broker of the Indiana Co-Registrant selected, engaged or retained in good faith. The operating agreement further provides that, in any threatened, pending or completed action, suit or proceeding, the member and managers shall be fully protected and indemnified and held harmless by the Indiana Co-Registrant against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements actually incurred by the member or manager in connection with such action, suit or proceeding by virtue of their status as member or manager or with respect to any action or omission taken or suffered in good faith, subject to certain exceptions for instances of gross negligence or willful misconduct of the member or manager, or acts determined to be in contravention of the operating agreement or in breach of its fiduciary duties.

Delaware Co-Registrants

Del Webb Corporation is a Delaware corporation (the “Delaware Corporation Co-Registrant”). Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is a party, or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

The certificate of incorporation of the Delaware Corporation Co-Registrant, as currently in effect, eliminates personal liability of directors to the Delaware Corporation Co-Registrant or its stockholders for damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of the director’s duty of loyalty to the Delaware Corporation Co-Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the certificate of incorporation of the Delaware Corporation Co-Registrant also provides that the Delaware Corporation Co-Registrant shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, and that such right to indemnification (i) shall continue as to a person who has ceased to be a director or officer of the Delaware Corporation Co-Registrant and (ii) shall include the right to receive from the Delaware Corporation Co-Registrant advances in respect of the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, subject to a written undertaking to repay such advances as required by the DGCL.

PH Oakwood Trails, LLC is a Delaware limited liability company (the “Delaware LLC Co-Registrant”). Section 18-303(a) of the Delaware Limited Liability Company Act (“DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company shall be solely the limited liability company’s, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Delaware LLC Co-Registrant’s operating agreement eliminates liability on the part of the member and any manager serving on the board of managers of the Delaware LLC Co-Registrant for (i) any act performed within the scope of the of the authority conferred on the member or manager, except for instances of gross negligence or willful misconduct in carrying out the member’s or the manager’s obligations under the Delaware LLC Co-Registrant’s operating agreement, (ii) the member’s or the manager’s failure or refusal to perform any act, except those expressly required by or pursuant to the terms of the Delaware LLC Co-Registrant’s operating agreement, (iii) the member’s or the manager’s performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to the Delaware LLC Co-Registrant or (iv) the negligence, dishonesty or bad faith of any agent, consultant or broker of the Delaware LLC Co-Registrant selected, engaged or retained in good faith. The Delaware LLC Co-Registrant’s operating agreement also provides that the member and any manager serving on the board of managers of the Delaware LLC Co-Registrant will, in any threatened, pending or completed action, suit or proceeding, be fully protected and indemnified and held harmless by the Delaware LLC Co-Registrant against all liabilities, obligations, costs, expenses and disbursements, to the extent actually incurred by the member or manager on account of their status as such or with respect to any action or omission taken or suffered in good faith, subject to exceptions for instances of gross negligence or willful misconduct, contravention of the terms of the Delaware LLC Co-Registrant’s operating agreement and breaches of fiduciary duty.

DiVosta Homes, L.P. is a Delaware limited partnership (the “Delaware LP Co-Registrant”). Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever subject to such standards and restrictions as are set forth in the entity’s partnership agreement.

The Delaware LP Co-Registrant’s limited partnership agreement eliminates liability on the part of the Delaware LP Co-Registrant’s general partner with respect to acts performed for or on behalf of the Delaware LP Co-Registrant or in furtherance of its business, and also provides that the Delaware LP Co-Registrant’s general partner will be indemnified and held harmless from any claim, demand, liability, loss, cost or expense arising out of the same, in each case, except for acts or omissions that constitute fraud or bad faith.

Item 16.	Exhibits

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.
4.1	Restated Articles of Incorporation of PulteGroup, Inc. (incorporated by reference to Exhibit 3.1 to PulteGroup, Inc.’s Current Report on Form 8-K, filed with the SEC on August 18, 2009).
4.2	Certificate of Amendment to the Articles of Incorporation of PulteGroup, Inc., dated March 18, 2010 (incorporated by reference to Exhibit 3(b) to PulteGroup, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 6, 2010).
4.3	Certificate of Amendment to the Articles of Incorporation of PulteGroup, Inc., dated May 21, 2010 (incorporated by reference to Exhibit 3(c) to PulteGroup, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 5, 2010).
4.4	Certificate of Amendment to the Articles of Incorporation of PulteGroup, Inc., dated May 6, 2024 (incorporated by reference to Exhibit 3.1 to PulteGroup, Inc.’s Current Report on Form 8-K, filed with the SEC on May 8, 2024).
4.5	Amended and Restated By-laws of PulteGroup, Inc. (incorporated by reference to Exhibit 3.1 to PulteGroup, Inc.’s Current Report on Form 8-K, filed with the SEC on May 6, 2025).
4.6*	Senior Debt Securities Indenture, dated as of February 5, 2026, between PulteGroup, Inc. and U.S. Bank Trust Company, National Association, as Trustee.
4.7*	Form of Indenture for Subordinated Debt Securities.
4.8**	Form of Senior Debt Securities.
4.9**	Form of Subordinated Debt Securities.
4.10**	Form of Common Shares Certificate.
4.11**	Form of Certificate of Designation for Preferred Shares.
4.12**	Form of Preferred Shares Certificate.
4.13**	Form of Deposit Agreement.
4.14**	Form of Depositary Receipt.
4.15**	Form of Warrant Agreement.
4.16**	Form of Warrant Certificate.
4.17**	Form of Stock Purchase Contract Agreement.
4.18**	Form of Stock Purchase Unit Agreement.
5.1*	Opinion of Sidley Austin LLP.
5.2*	Opinion of Todd N. Sheldon, Executive Vice President, General Counsel and Corporate Secretary of PulteGroup, Inc.
22.1	List of Guarantor Subsidiaries (incorporated by reference to Exhibit (22) to PulteGroup, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 4, 2026)
23.1*	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto).
23.2*	Consent of Todd N. Sheldon, Executive Vice President, General Counsel and Corporate Secretary of PulteGroup, Inc. (included in Exhibit 5.2 hereto).
23.3*	Consent of Ernst & Young LLP.
24.1*	Powers of Attorney (included in signature pages to this registration statement).
25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for Senior Debt Securities.
25.2*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for Subordinated Debt Securities.
107*	Filing Fee Table

 *              Filed herewith

**           To be filed either by amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.	Undertakings

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by PulteGroup, Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their respective securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of PulteGroup, Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions discussed in Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTEGROUP, INC.

By:	/s/ Todd N. Sheldon
Todd N. Sheldon
Executive Vice President, General Counsel and Corporate Secretary

POWERS OF ATTORNEY

Each of the undersigned officers and directors of PulteGroup, Inc. does hereby severally constitute and appoint James L. Ossowski and Todd N. Sheldon, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Ryan R. Marshall	Member of the Board, President and Chief Executive Officer
Ryan R. Marshall	(Principal Executive Officer)

/s/ James L. Ossowski	Executive Vice President and Chief Financial Officer
James L. Ossowski	(Principal Financial Officer)

/s/ Brien P. O’Meara	Vice President and Controller
Brien P. O’Meara	(Principal Accounting Officer)

/s/ Kristen Actis-Grande	Director
Kristen Actis-Grande

/s/ Brian P. Anderson	Director
Brian P. Anderson

/s/ Bryce Blair	Director
Bryce Blair

/s/ Thomas J. Folliard	Non-Executive Chairman of the Board of Directors
Thomas J. Folliard

/s/ Cheryl W. Grise	Director
Cheryl W. Grise

/s/ André J. Hawaux	Director
André J. Hawaux

/s/ John R. Peshkin	Director
John R. Peshkin

/s/ Scott F. Powers	Director
Scott F. Powers

/s/ Lila Snyder	Director
Lila Snyder

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

CENTEX HOMES

By:	CENTEX REAL ESTATE CORPORATION, its managing partner

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Centex Real Estate Corporation, the managing partner of Centex Homes does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Director and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

CENTEX LLC

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and managers of Centex LLC does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Manager and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

DEL WEBB COMMUNITIES, INC.

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Del Webb Communities, Inc. does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Director and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

DEL WEBB CORPORATION

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Del Webb Corporation does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Director and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

DiVOSTA HOMES, L.P.

By:	DiVOSTA HOMES HOLDINGS, LLC, its general partner

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and managers of DiVosta Homes Holdings, LLC, the general partner of DiVosta Homes, L.P. does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Manager and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PH OAKWOOD TRAILS, LLC

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and managers of PH Oakwood Trails, LLC does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Manager and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PN II, INC.

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and directors of PN II, Inc. does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Director and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTE DEVELOPMENT CORPORATION

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Pulte Development Corporation does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Director and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTE DEVELOPMENT NEW MEXICO, INC.

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Pulte Development New Mexico, Inc. does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Director and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTE DIVERSIFIED COMPANY, LLC

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and managers of Pulte Diversified Company, LLC does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Manager and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTE HOME COMPANY, LLC

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and managers of Pulte Home Company, LLC does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Manager and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTE HOMES OF INDIANA, LLC

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and managers of Pulte Homes of Indiana, LLC does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Manager and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTE HOMES OF MICHIGAN LLC

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and managers of Pulte Homes of Michigan LLC does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Manager and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTE HOMES OF MINNESOTA LLC

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and managers of Pulte Homes of Minnesota LLC does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Manager and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTE HOMES OF NEW ENGLAND LLC

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and managers of Pulte Homes of New England LLC does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Manager and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTE HOMES OF NEW MEXICO, INC.

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Pulte Homes of New Mexico, Inc. does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Director and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTE HOMES OF NJ, LIMITED PARTNERSHIP

By:	PULTE HOME CORPORATION OF THE DELAWARE VALLEY, its general partner

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Pulte Home Corporation of the Delaware Valley, the general partner of Pulte Homes of NJ, Limited Partnership does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Director and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTE HOMES OF OHIO LLC

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and managers of Pulte Homes of Ohio LLC does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Manager and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTE HOMES OF OREGON, INC.

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Pulte Homes of Oregon, Inc. does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Director and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTE HOMES OF PA, LIMITED PARTNERSHIP

By:	PH 50 LLC, its general partner

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and managers of PH 50 LLC, the general partner of Pulte Homes of PA, Limited Partnership does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Manager and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTE HOMES OF TEXAS, L.P.

By:	PULTE NEVADA I LLC, its general partner

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and managers of Pulte Nevada I LLC, the general partner of Pulte Homes of Texas, L.P. does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Manager and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTE HOMES OF WASHINGTON, INC.

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Pulte Homes of Washington, Inc. does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Director and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTE HOMES TENNESSEE LIMITED PARTNERSHIP

By:	PULTE HOMES TENNESSEE, INC., its general partner

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Pulte Homes Tennessee, Inc., the general partner of Pulte Homes Tennessee Limited Partnership does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Director and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 5, 2026.

PULTE REALTY LIMITED PARTNERSHIP

By:	PULTE REALTY HOLDINGS, INC., its general partner

By:	/s/ D. Bryce Langen
D. Bryce Langen
Vice President and Treasurer

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Pulte Realty Holdings, Inc., the general partner of Pulte Realty Limited Partnership does hereby severally constitute and appoint Todd N. Sheldon and D. Bryce Langen, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 5, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd N. Sheldon	Director and President
Todd N. Sheldon	(Principal Executive Officer)

/s/ D. Bryce Langen	Vice President and Treasurer
D. Bryce Langen	(Principal Financial and Accounting Officer)